UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2003

INFOCUS CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	000–18908	93-0932102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27700B SW Parkway Avenue, Wilsonville, Oregon 97070
(Address of principal executive offices and zip code)

(503) 685-8888
(Registrant’s telephone number, including area code)

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Item 7. Financial Statements and Exhibits
Item 9 . Regulation FD Disclosure
SIGNATURES
EXHIBIT 99

INFOCUS CORPORATION
FORM 8-K
INDEX

Item	Description

Item 7.	Financial Statements and Exhibits.

Item 9.	Regulation FD Disclosure.

Signatures

Exhibit 99

Item 7. Financial Statements and Exhibits

(c) Exhibits

This list is intended to constitute the exhibit index:

99	Press release dated June 24, 2003 regarding an announcement that InFocus’ revenue and earnings for its second quarter ended June 30, 2003 will be below previous expectations.

Item 9 . Regulation FD Disclosure

On June 24, 2003 InFocus Corporation issued a press release announcing that its revenue, margins and earnings for the quarter ended June 30, 2003 will be below previous expectations. The press release indicated that revenues in the second quarter are now anticipated to be 10 to 15 percent lower than the $145.1 million in revenues recorded for the first quarter of 2003. The reduced revenues and margins are expected in turn to result in a larger net loss from operations for the second quarter than recorded in the first quarter.

A copy of the June 24, 2003 press release is included as exhibit 99 hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2003	INFOCUS CORPORATION

By: /s/ John V. Harker

John V. Harker Chairman of the Board, President, and Chief Executive Officer (Principal Executive Officer)

By: /s/ Michael D. Yonker

Michael D. Yonker Senior Vice President, Finance, Chief Financial Officer and Secretary (Principal Financial Officer)

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